Koninklijke Ahold
Albert Heijnweg 1
1507 EH  ZAANDAM
The Netherlands

F.M. Schlingmann - advocaat
Telephone:        (020) 577 1452
Facsimile:        (020) 577 1775
E-mail:           fmschlingmann@dbbw.nl

Amsterdam, 8 June 1999 Your ref.:
Our ref.:         f:\229\20138776\b001opia-229.doc\mb

Ladies and Gentlemen,

               Koninklijke Ahold N.V. - Ahold Finance U.S.A., Inc.
           Registration under the United States Securities Act of 1933 as amended, of senior and subordinated debt securities issuable by
     Ahold Finance U.S.A., Inc. and of guarantees of such debt securities by
        Koninklijke Ahold N.V. as described in the Registration Statement
                               (as defined below)

I have acted in the name of De Brauw Blackstone Westbroek N.V. as legal counsel in respect of the law of the Netherlands to Koninklijke Ahold N.V., a company incorporated under the law of the Netherlands, with its corporate seat in Zaandam (municipality Zaanstad), the Netherlands (the "Company"), in connection with the registration under the United States Securities Act of 1933, as amended (the "Securities Act"), by Ahold Finance U.S.A., Inc. of senior and subordinated debt securities issuable by Ahold Finance U.S.A., Inc. (the "Finance Senior Debt Securities" and the "Finance Subordinated Debt Securities", respectively, and collectively the "Finance Debt Securities"), which Finance Debt Securities may be convertible into common shares, each with a par value of NLG 0.50, to be issued in the share capital of the Company (the "Common Shares"), and which Finance Debt Securities are stated to be unconditionally guaranteed by the Company, and the registration under the Securities Act of the guarantees by the Company. The Finance Debt Securities will be issued under the Indentures (as defined below). The Finance Debt Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Finance Debt Securities, the Common Shares, the financing preferred shares and the convertible preferred shares in the share capital of the Company (collectively the "Shares") and of certain debt securities and warrants of the Company and of certain warrants of Ahold Finance U.S.A., Inc., that are also registered pursuant to the Registration Statement and that have been registered under certain other registration statements of the Company will not exceed USD 3,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

In connection herewith I have examined the following documents:

(a) a photocopy of a copy of the deed of incorporation of the Company and the text of the articles of association of the Company, as most recently amended, according to the Extract (as defined below), by deed of amendment executed on June 22, 1998 (the "Articles of Association"), both as filed with the Chamber of Commerce and Industry for "de Zaanstreek" (the "Chamber of Commerce");

(b) an extract from the trade register regarding the Company, dated June 7, 1999 (the "Extract"), provided by the Chamber of Commerce and confirmed to me to be unchanged in all respects material for rendering this opinion by telephone by the Chamber of Commerce on the date hereof;

(c) a telecopy of an excerpt from the minutes of the meeting of the corporate executive board ("raad van bestuur") of the Company, held on October 26, 1998, relating to the resolution of the corporate executive board of the Company to file a shelf registration with the United States Securities and Exchange Commission at a maximum total amount of USD 3,000,000,000 and a telecopy of an excerpt from the minutes of the meeting of the corporate executive board ("raad van bestuur") of the Company, held on May 17, 1999, relating to the resolution of the corporate executive board of the Company to file a shelf registration with the United States Securities and Exchange Commission at a maximum total amount of USD 3,500,000,000;

(d) telecopies of a resolution of the supervisory board ("raad van commissarissen") of the Company, signed in counterparts and dated January 15, 1999, to approve the proposal of filing a shelf registration that offers the possibility to issue equity, senior debt, convertible debt, preferred financing shares, convertible financing shares and warrants in the amount of up to USD 3,000,000,000 and telecopies of a resolution of the supervisory board ("raad van commissarissen") of the Company, signed in counterparts and dated May 20, 1999, to approve the proposal of filing a shelf registration that offers the possibility to issue equity, senior debt, convertible debt, preferred financing shares, convertible financing shares and warrants in the amount of up to USD 3,500,000,000;

(e) a telecopy of an extract from the minutes of the general meeting of shareholders of the Company, held on May 6, 1997, referring to the resolution to designate the corporate executive board ("raad van bestuur") of the Company as the corporate body authorized to resolve, subject to the approval of the supervisory board ("raad van commissarissen") of the Company, to, inter alia, issue Common Shares and rights to acquire Common Shares, and to limit or exclude preemptive rights;

(f) a telecopy of a form of senior debt indenture (the "Senior Indenture") dated as of April 29, 1999 between Ahold Finance U.S.A., Inc. as Issuer, the Company as Guarantor and The Chase Manhattan Bank, including the forms of the Finance Senior Debt Securities and filed as Exhibit 4.4 to the Registration Statement;

(g) a draft, dated January 25, 1999, of a form of subordinated debt indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures") between Ahold Finance U.S.A., Inc. as Issuer, the Company as Guarantor and The Bank of New York, including the forms of the Finance Subordinated Debt Securities and filed as Exhibit 4.5 to the Registration Statement and a telecopy, received by me on June 3, 1999, of an amended page 2 of the Subordinated Indenture;

(h) the form of guaranty (the "Guaranty") to be endorsed on the Finance Debt Securities, as set out in the Indentures;

(i) a copy of a registration statement on Form F-3 and on Form S-3 (Nos. 333-71383 and 333-71383-01) (together the "Registration Statement"), including a prospectus (the "Prospectus"), relating to the Shares and the Securities;

and such other documents as I have deemed necessary to enable me to render this opinion.

My examination referred to above has been limited to the text of the documents.

For the purpose of this opinion I have made the following assumptions:

(i) all signatures on original documents are the genuine signatures of the persons purported to have executed the same and all copies (in whatever form) conform to the originals;

(ii) the Indentures (including the Guaranties) and the Finance Debt Securities will have been executed substantially in the form of the drafts and forms referred to above in (f), (g) and (h);

(iii) all the parties to the Indentures other than the Company have the required capacity, power and authority to execute and deliver the Indentures and to perform their respective obligations thereunder and the Indentures and the Finance Debt Securities will have been duly authorized, executed and delivered by all the parties thereto;

(iv) the Indentures will have been executed and delivered in the name of the Company by any individual member of the corporate executive board ("lid van de raad van bestuur") of the Company, as referred to in the Extract or by any other person duly authorized by the Company to so execute and deliver the Indentures in the name of the Company;

(v) the Guaranty to be endorsed on the Finance Debt Securities will have been executed and delivered in the name of the Company by the manual or facsimile signature of any individual member of the corporate executive board ("lid van de raad van bestuur") of the Company (with, in the case of a facsimile signature, approval of such signing member of the corporate executive board of the Company of the use of his facsimile signature) and the Finance Debt Securities on which the Guaranty is endorsed will have been duly authenticated and delivered in accordance with the provisions of the Indentures;

(vi) the Indentures, the Finance Debt Securities and the Guaranties, when duly executed and delivered by the Company and when duly authorized, executed and delivered by all parties thereto, will constitute valid, binding and enforceable obligations of all the parties thereto under the law of the State of New York to which they are expressed to be subject, except for the subordination provisions of (i) the Subordinated Indenture, (ii) the Finance Subordinated Debt Securities and (iii) the Guaranty endorsed on such Finance Subordinated Debt Securities, which subordination provisions are expressed to be governed by the law of the Netherlands;

(vii) the Finance Debt Securities will be offered in accordance with the provisions of or pursuant to the 1995 Act on the supervision of the securities trade ("Wet toezicht effectenverkeer 1995").

(viii) the Finance Debt Securities, at the time of the issuance thereof, will be duly issued, authenticated, offered, sold, delivered and paid for (a) as contemplated in and in accordance with the Indentures, the Registration Statement and the Prospectus, (b) in accordance with any applicable law and (c) with such terms so as not to violate any applicable law (including, for the avoidance of doubt, any law in effect at the time of such issuance, authentication, offer, sale and delivery);

(ix) the Company has at the time of the entering into of the Indentures and the issuance of the Guaranty complied with all requirements of article 25 of the Works Council Act ("Wet op de ondernemingsraden") in connection with the entering into of the Indentures and the issuance of the Guaranty;

(x) the Guaranty and the Common Shares, if the Finance Debt Securities are convertible into Common Shares, will have been duly authorized in accordance with the articles of association of the Company in effect at the time of authorization (and under the Articles of Association due authorization requires that Common Shares and rights to acquire Common Shares are issued pursuant to a resolution adopted by the general meeting of shareholders ("algemene vergadering van aandeelhouders") of the Company on a proposal of the corporate executive board ("raad van bestuur") of the Company, or pursuant to a resolution of the corporate executive board of the Company if the corporate executive board of the Company has been duly authorized to issue shares in the share capital of the Company and rights to acquire shares in the share capital of the Company in accordance with the Articles of Association, subject to the approval of the supervisory board ("raad van commissarissen") of the Company, and the validity of the resolution of the general meeting of shareholders of the Company to issue Common Shares or rights to acquire Common Shares or to designate another corporate body of the Company requires the prior or simultaneous approval of each group of holders of shares of the same class whose rights are prejudiced by the issue);

(xi) if the Finance Debt Securities are convertible into Common Shares, the nominal amount of the Common Shares and any share premium agreed upon at any time have or will have been duly paid up;

(xii) if the Finance Debt Securities are convertible into Common Shares, the amount of the authorized share capital ("maatschappelijk kapitaal") of the Company at the time of issuance is sufficient to allow for the issuance of the Common Shares upon conversion of the Finance Debt Securities;

(xiii) if the Finance Debt Securities are convertible into Common Shares, the Common Shares issued upon conversion of any Finance Debt Securities will have been issued in the form and in the manner prescribed by the articles of association of the Company in effect at the time of issuance (and under the Articles of Association issuance as contemplated under the Registration Statement and the Prospectus meets that requirement);

(xiv) if the Finance Debt Securities are convertible into Common Shares, the Common Shares issued upon conversion of any Finance Debt Securities will otherwise have been issued and accepted by the subscribers therefor in accordance with all applicable law (including, for the avoidance of doubt, the law of the Netherlands); and

(xv) if the Finance Debt Securities are convertible into Common Shares, the resolutions of the corporate executive board of the Company to issue Common Shares or rights to acquire Common Shares or to limit or exclude pre-emptive rights are not contrary to reasonableness and fairness which persons connected with a Dutch company need to observe vis-a-vis each other.

I have not investigated the law of any jurisdiction other than the Netherlands and I do not express an opinion on the law of any jurisdiction other than the Netherlands. I only express an opinion on matters of the law of the Netherlands as it stands and has been published as at the date of this opinion. I do not express any opinion on taxation laws.

Terms and expressions of law and of legal concepts as used in this opinion have the meaning attributed to them under the law of the Netherlands and this opinion should be read and understood accordingly.

Based upon the foregoing (including the documents listed above and the assumptions set out above) and subject to any facts, circumstances, events or documents not disclosed to me in the course of my examination referred to above, I am, at the date hereof, of the following opinion:

1. The Company has been duly incorporated and is validly existing as a legal entity in the form of a public company with limited liability ("naamloze vennootschap") under the law of the Netherlands.

2. The Guaranties, when issued as set out in the assumptions above, will, according to the courts of the Netherlands duly applying the law of the State of New York (except with respect to the subordination provisions of the Guaranty endorsed on any Subordinated Finance Debt Securities, which are expressed to be governed by the law of the Netherlands) as the law expressed to be governing the Guaranties constitute a valid and binding contractual obligation of the Company, enforceable against the Company in accordance with its terms.

The opinions expressed above are subject to the following qualifications:

(aa)   the opinions  expressed herein are limited by any applicable  bankruptcy,
       moratorium  and  other  laws  affecting   creditors'   rights  (including
       statutory preferences) generally;

(bb) when applying the law of the State of New York as the law expressed to be governing the Indentures, the contractual provisions of the Finance Debt Securities and the Guaranties (except for the subordination provisions of the Subordinated Indenture, the Subordinated Finance Debt Securities and of the Guaranty endorsed on such Subordinated Finance Debt Securities which are expressed to be governed by the law of the Netherlands), the competent courts of the Netherlands, if any,

       - may give effect to the mandatory rules of the law of another country with which the situation has a close connection, if and in so far as under the law of the latter country, those rules must be applied whatever the law applicable to the Indentures, the contractual provisions of the Finance Debt Securities and the Guaranties;

       - will apply the law of the Netherlands in a situation where it is mandatory irrespective of the law otherwise applicable to the Indentures, the contractual provisions of the Finance Debt Securities and the Guaranties;

       - may refuse to apply the law of the State of New York if such application is manifestly incompatible with the public policy of the Netherlands; and

       - shall have regard to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance; any aspects of the law of companies of the Finance Debt Securities which are convertible into Common Shares and of the Guaranty endorsed thereon will be subject to the law of the Netherlands;

(cc) when applying the law of the Netherlands as the law governing the subordination provisions of the Subordinated Indenture, the Subordinated Finance Debt Securities and the Guaranty endorsed on such Subordinated Finance Debt Securities, the competent courts of the Netherlands, if any:

       - may give effect to the mandatory rules of the law of another country which the situation has a close connection, if and insofar as, under the law of the latter country, those rules must be applied whatever the law applicable to the subordination provisions of the Subordinated Indenture, the Subordinated Finance Debt Securities and the Guaranty endorsed on such Subordinated Finance Debt Securities;

       - shall have regard to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance;

(dd) a final judgement in respect of the Indentures, the Finance Debt Securities or the Guaranties, rendered by a court of another country in favour of a party to the Indentures, or any holder of a Finance Debt Security against the Company, will be recognized and enforced by the courts of the Netherlands subject to the conditions and limitations of a convention or treaty on the recognition and enforcement of judgements in civil and commercial matters between such country and the Netherlands and subject to the rules and regulations promulgated pursuant thereto;

(ee) in the absence of an applicable convention between the United States of America and the Netherlands providing for reciprocal recognition and enforcement of judgements in civil and commercial matters, a judgement rendered by a U.S. court in favour of a party to the Indentures or any holder of a Finance Debt Security against the Company will not be recognized and enforced by the courts of the Netherlands; in order to obtain a judgement which is enforceable against the Company in the Netherlands, such party will have to file its claim against the Company with the competent Netherlands court and may submit in the course of the proceedings the final judgement which has been rendered in the United States; if the Netherlands court finds that the jurisdiction of the court in the United States has been based on grounds which are internationally acceptable and that proper legal procedures have been observed, the Netherlands court would, in principle, give binding effect to the final judgement which has been rendered in the United States, unless such judgement contravened Netherlands principles of public policy;

(ff) the recognition of the submission by the Company to the jurisdiction of any state or federal court in the State and County of New York, the Borough of Manhattan, United States of America, will be subject to similar conditions and limitations as those set forth in the EC Convention on jurisdiction and the enforcement of judgements in civil and commercial matters of September 27, 1968, as amended, and the rules and regulations promulgated pursuant thereto, such as the limitation that application for provisional, including protective, measures which are available under the law of another state than the State of New York may be made to the courts of that state;

(gg) the enforcement in the Netherlands of the Indentures, the Finance Debt Securities and the Guaranties and of foreign judgements will be subject to the rules of civil procedure as applied by the courts of the Netherlands;

(hh) a power of attorney, instruction, designation or appointment may under the law of the Netherlands not be deemed to be irrevocable, to the extent that such power of attorney, instruction, designation or appointment has not been granted for the performance of a legal act in the interest of the receiver thereof or of a third party, and to the extent that the law of the Netherlands would apply, such power of attorney, instruction, designation or appointment would terminate upon the bankruptcy of the grantor, instructor, designator or appointor thereof;

(ii) to the extent that the law of the Netherlands is applicable, the provisions set out in the Indentures to the effect that the Issuer (as therein defined), the Guarantor (as therein defined), the Trustee and any agent of the Issuer, the Guarantor or the Trustee may deem and treat the Person (as therein defined) in whose name any Security (as therein defined) shall be registered in the Register (as therein defined) for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of the Indentures, interest, if any, on such Security and for all other purposes and that neither the Issuer nor the Guarantor, nor the Trustee nor any agent of the Issuer, the Guarantor or the Trustee shall be affected by any notice to the contrary, may not be enforceable under all circumstances;

(jj) the recognition of a trust as such is subject to the conditions and limitations of the Convention on the law applicable to trusts and on their recognition of July 1, 1985, and the rules and regulations promulgated pursuant thereto;

(kk) to the extent that the law of the Netherlands is applicable to the succession or substitution of the Company by any successor corporation or person as set forth in Sections 8.1 and 8.2 of the Indentures, it should be noted that the transfer of a debt from a debtor to a third party only takes effect against the creditor if and when the latter has given his consent ("toestemming") within the meaning of article 155 of Book 6 of the Netherlands Civil Code, after the parties (being the original debtor and the third party transferee) have notified him of the transfer, and that the substitution of a party to a contract by a third party only takes effect against another party to such contract if and when the latter has cooperated with such substitution ("medewerking") within the meaning of paragraph 1 of article 159 of Book 6 of the Netherlands Civil Code, after the parties (being the original party to the contract and the third party by whom such original party will be substituted) have made a deed for the purpose of such substitution; when the creditor has consented in advance to the transfer of the debt and the substitution of the respective party, respectively, the transfer and the substitution, respectively, take effect as soon as the debtor and the third party have reached an agreement and made a deed for the purpose of the substitution, respectively, and they have together informed the creditor in writing of the transfer and the substitution, respectively;

(ll) if the Guaranty was executed in the name of the Company by bearing the manual or facsimile signature of any person who at the date of the signing of the relevant Indenture or the Guaranty endorsed on the relevant Finance Debt Securities was a duly authorized representative of the Company but before authentication and delivery of the Security (as defined in the Indenture) on which the Guaranty is endorsed ceases to hold such offices for whatever reasons or did not hold such offices at the date of execution and delivery of the Indenture, it may be necessary for the enforcement of the Guaranty that the holder of one or more Debt Securities shall present a copy of the Indenture;

(mm) to the extent that the law of the Netherlands is applicable, the provisions in the Indenture to the effect that no recourse for the payment of the principal of or interest, if any, on the Securities (as therein defined) or for payment pursuant to the Guaranty, or for any claim based thereon or otherwise in respect thereof, and that no recourse under or upon any obligation, covenant or agreement of the Guarantor (as therein defined) in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, official, member or deputy member of the executive board or member of the supervisory board, as such, past, present or future, of the Guarantor or of any successor entity, either directly or through the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, may not be enforceable under all circumstances;

(nn) to the extent that the law of the Netherlands is applicable, the provisions in each of the Indentures to the effect that in any proceedings brought by the Trustee (and also any proceedings in which a declaratory judgement of a court may be sought as to the interpretation or construction of any provision of the Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders (as therein defined) of the Securities (as therein defined) to which such proceedings relate, and that it shall not be necessary to make any Holders of such Securities parties to any such proceedings, may not be enforceable;

(oo) to the extent that the law of the Netherlands is applicable, the provisions in each of the Indentures to the effect that no Holder (as therein defined) of any Security (as therein defined) of any series shall have any right by virtue or by availing of any provision of the Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture, or for the appointment of an administrator, bewindvoerder, receiver, liquidator, curator, sequestrator, trustee or other similar officer or for any other remedy under the Indenture, unless such Holder previously shall have given to the Trustee written notice as further provided in the Indenture, may not be enforceable under all circumstances; and

(pp) no opinion is expressed on the validity of any conveyance, transfer, assignment, mortgage or pledge to the Trustee as security for the Securities of one or more series of any property or assets under any supplemental indenture as contemplated by Section 7.1 of each of the Indentures and no opinion is expressed on any supplemental indenture for whatever purpose contemplated by the said section of the Indentures.

Without my prior written consent, this opinion letter may not be transmitted to or filed with any person, firm, company or institution except to your United States counsel, White & Case LLP.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to De Brauw Blackstone Westbroek N.V. in the prospectus under the headings "Limitations on Enforcement of U.S. Laws against Royal Ahold, its Management, and Others" and "Validity of Securities".

In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,


  /s/ Francine M. Schlingmann
------------------------------
Francine M. Schlingmann
for De Brauw Blackstone Westbroek N.V.